UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

NOVAGEN SOLAR INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

284 West Millbrook Road, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 24, 2012, the registrant entered into a material definitive agreement (the “Agreement”) to acquire 28 acres of farmland in Beerwah, Queensland, Australia (the “Property”), from Elizabeth Noble (the “Vendor”). The acquisition of the Property is to close on October 3, 2012, or such earlier date as may be agreed by the parties. Under the terms of the Agreement, as consideration for the Vendor delivering clear title to the Property on closing, the registrant will pay to the Vendor $75,000 cash and issue to the Vendor 1,800,000 shares of its common stock plus 1,800,000 warrants exercisable at $0.10 per share that expire on July 25, 2017.

The Board of Directors of the registrant has approved the acquisition of the Property. There was no material relationship between the Vendor and the registrant, any director or officer of the registrant or any associate of any such director or officer prior to execution of the Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.

/s/ Micheal P. Nugent
Micheal P. Nugent
President & CEO
Date: July 26, 2012